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                                                                   EXHIBIT 10.1

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                               LICENCE AGREEMENT

THIS AGREEMENT, made this 25th day of February, 2000 by and between:

         MEGACHAIN.COM LTD., a Delaware corporation listed on the NASDAQ Bulletin Board

                         (herein called the "Company")

                               OF THE FIRST PART

AND

         GREENCHIP INVESTMENTS PLC, a public company listed on the London UK OFEX exchange

                        (herein called the "Licencee").

                               OF THE SECOND PART

WHEREAS:

A. The Company is the owner and holder of certain technology and proprietary intellectual property, including, without limitation, copyrights, patents, trademarks, trade secrets, business plans and know-how relating to products and services which combine as a software system and business method. This system gives exposure to internet websites and their products and services through an automated multi-tiered system of tracking and marketing whereby agents receive commissions based on responses created by forwarding vendor email advertisements to friends, acquaintances and business associates (the "System").

B. The Company desires to grant to Licencee and Licencee desires to receive, subject to the conditions of default set out in paragraph 5.1 herein, the exclusive right and license to use and distribute all products and technology developed by the Company including the System within the Territory (the "Business").

C. The Company and Licencee agree that Licencee will transfer its rights and obligations under this licence to a UK company which the parties understand and agree will be either a public shell (which will raise capital through private placements or other means) or a private or PLC company (which is intended will raise capital through an initial public offering or private placements) (the "Assignee").


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NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of Ten ($10.00)
dollars (the receipt and sufficiency whereof is hereby acknowledged), the promises, covenants and undertakings hereinafter set forth, and other good and valuable consideration, it is agreed by the parties as follows:


1.0      DEFINITIONS

1.1 Where used herein or in any schedules or amendments hereto, the following terms shall have the following meanings:

         "Gross Revenue" shall mean the total revenues derived from the business of the Licencee from the operation of the MegaChain System. In calculating Gross Revenue, there shall not be any allowance whatsoever for bad debts but Gross Revenue shall exclude any amount of tax imposed by any governmental authority directly on the sales and collected from customers, provided that the amount of any such tax is shown separately and in fact paid or set aside to be paid to the appropriate governmental authority;

         "Operating Manual" means the information sheets, bulletins, directives, projections, notices and other documents prepared by or on behalf of the Company and given to Licencee to assist Licencee in operating the System within the Territory;

         "Territory" shall mean the United Kingdom;

         "Trade Marks" shall mean, subject to the provisions paragraph 10 hereof, insignia, labels, slogans and other identification schemes, trade marks, service marks and trade names including the name "MegaChain.com" and/or applications therefor that has been developed by the Company and which may be used from time to time by Licencee in association with the System in the Territory, other than the names "word-of-mail" and "word-of-mail.com" which shall be and remain the property of the Licencee.


2.0      GRANT OF LICENSE

2.1 Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Licencee and Licencee hereby accepts from the Company, subject to the conditions of default as set out in section
         5.0 herein, the exclusive right and license to operate and use the System as well as the Trade Marks in connection with the operation of the System in the Territory.

2.2 Licencee may use any other trade mark, trade name, service mark or commercial symbol in connection with the System in the Territory in accordance with the terms and conditions of this Agreement.


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2.3      Upon the assignment contemplated in Recital C becoming effective, all of the rights and obligations of the Licencee under this Agreement in respect of the licence granted to the Licencee shall become the rights and obligations of the Assignee.


3.0      TERM

3.1 This Agreement, unless otherwise terminated under the terms and conditions of this Agreement, shall be for a period of twenty (20) years, commencing on the date of execution of this Agreement and terminating twenty (20) years thereafter, at which time Licencee shall have the first right of refusal to a subsequent Licence.


4.0      LICENSE FEES AND ROYALTY FEES

4.1 As a licence fee for the rights and licence granted to Licencee by the Company pursuant to this Agreement, Licencee agrees that the Company will be issued the following:

         One-quarter of the fully paid and non-assessable common shares in the stock of the Assignee which shall be diluted proportionally with the common or ordinary shares in the stock of the Assignee held by the Licencee upon the Assignee concluding an initial public offering or the private placement.

4.2 In the event of termination of Licence by the Company, the Company's shares in the Assignee would be surrendered, at no cost to the Licencee or Assignee.

4.3 As further consideration for the rights and licence granted hereunder the Licencee and the Company agree that the Company will be paid by the Assignee, subsequent to the assignment anticipated herein, a royalty equal to Two and One Half (2.5%) percent of the Gross Revenues of the business related to the System within the Territory (the "Royalty" or "Royalties"). Royalties for each twelve month period of the term of this Agreement ("Period") shall be paid within 60 days of the end of each Period.

4.4 A One Hundred Thousand ($100,000) dollars prepayment of Royalty will be paid on the closing date on which the Assignee has raised equity or other capital as anticipated in Recital C herein which has come out of escrow and has become available to the Assignee for its operations, or the first day on which the Company delivers to the Licencee or Assignee functional software for the full operation of the System, whichever is the later (the "Royalty Commencement Date"). This date shall be the beginning of a Period.

4.5 In the event of dispute as to the definition of functionality of the System as set out in paragraph 4.4, the matter will be referred to a mutually acceptable Arbitrator pursuant to paragraph 14.0.

4.6 In the event that the Licencee may subsequently grant any Sub-licence to any third party within the Territory, the Licencee will pay to the Company from Royalties received by it, a Royalty of

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         Two and One Half percent (2.5%) of the revenues generated by the operation of the System by the Sub-Licencee.

4.7 All amounts payable pursuant to this Agreement shall be made in lawful currency of the United States of America. Payment shall be made by way of cash, electronic transfer, cheque or money order to the Company at its office or such other place as the Company shall designate, without any demand therefor and without any set-off, compensation, abatement or deduction whatsoever (unless otherwise agreed to by the parties hereto), and irrespective of any claims of any nature which Licencee may have against the Company hereunder.

4.8 In the event that any monetary obligation of any nature owed by Licencee to the Company is not paid by Licencee when due, Licencee shall, in addition to the unpaid monetary obligation, pay to the Company interest on such unpaid amounts at a rate equal to the standard interbank treasury bill rate in the United Kingdom at the time of such default or part thereof until such amounts are totally paid.

5.0      DEFAULTS

5.1 In the event of any of the following defaults by Licencee, the Company at its option may terminate this Agreement:

         (a) in the event that Licencee does not assign the rights and licence it has received pursuant to this Agreement to the Assignee within 120 days of the date of this Agreement, or the date at which the System and its software is operating in the USA or United Kingdom, whichever is the later; or

         (b) in the event that the Licencee or Assignee fails to make Royalty payments due within 21 days of the Company providing Licencee or Assignee with written notice that it is default in making such payments when they become due; or

         (c) in the event that the Prepayment of Royalty of One Hundred Thousand ($100,000) dollars referred to in Paragraph 4.4 herein is not paid in full within eighteen (18) months of the date of this Agreement; or

         (d) in the event that amount of gross revenues earned by the Assignee from the operation of the System do not reach One
                  (1) million dollars within 24 months after United Kingdom website and System is operational in the United Kingdom;

         (e) in the event that amount of gross revenues earned by the Assignee from the operation of the System do not reach One
                  (1) million dollars during each twelve month period commencing 24 months after System is operational in the United Kingdom;

5.2 The time referred to in items 5.1 (d) and (e) above shall not accrue during time of interruption to the operation of the System due to software malfunction of the System.

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5.3      In the event of item 5.1 (d) above occurring, the Licencee shall have, at its option, the right to avoid termination of the Licence by the payment to the Company of an additional sum, so that the total amounts paid by the Licencee within 24 months after System is operational in the United Kingdom shall equal Twenty-five Thousand (25,000) dollars.

5.4 In the event of item 5.1 (e) above occurring, the Licencee shall have, at its option, the right to avoid termination of the Licence by the payment to the Company of an additional sum, so that the total amounts paid by the Licencee for each Period commencing 24 months after System is operational in the United Kingdom shall equal Twenty-five Thousand dollars.

6.0      ACCOUNTING, RECORDS, REPORTS AND AUDITS

6.1 Licencee hereby undertakes and agrees to maintain such books and records and to submit such reports to the Company as are specified in this Agreement or as otherwise may reasonably be required by the Company from time to time so that all amounts owing hereunder to the Company may be readily and accurately determined.

6.2 Licencee shall submit to the Company a report of the Gross Revenue for each Period, in the forms prescribed by the Company and setting out specifically and total Gross Revenue for the Period. Such report shall be submitted on or before the forty-fifth (45th) day following the end of each Period along with outstanding Royalties owed for that Period.

6.3 In addition, Licencee shall submit to the Company as soon as practicable and in any event within one hundred and twenty (120) days of the Licencee's business year, a balance sheet for the business conducted pursuant to the terms and conditions of this Agreement as at the close of such fiscal year, together with a statement of earnings and retained earnings and a statement of source and application of funds for such fiscal year, setting forth in comparative form the corresponding figures for the previous fiscal year and (if requested in writing by the Company) audited by a reputable firm of UK independent chartered accountants or certified general accountants.

6.4 Licencee acknowledges that the foregoing financial information and reports relating to the Licencee's operation of the System will be furnished by it solely for the information of the Company, and the Company undertakes no obligation to review such financial information or reports or to advise Licencee in connection therewith. The receipt and/or use by the Company of any report or statement provided by Licencee pursuant to this Paragraph 6.4 or the acceptance of payment of any fee based thereon, shall neither constitute acceptance of such report or statement or of the fee payable with respect to any period, nor constitute a waiver by the Company of any obligations of the Licencee herein and the said receipt and/or use shall be without prejudice to the Company's right to examine all the Licencee's books and records with respect to the business carried on by the Licencee in connection with this Agreement;

6.5 Licencee undertakes and agrees to keep full accounts and complete books and records relating to the operations carried on by Licencee under this Agreement, to be preserved and kept available

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         at its offices in the United Kingdom, for a period of not less than two (2) years. The Company shall have the right, at any time during business hours and without prior notice, to inspect and audit or cause to be inspected and audited the business books and records of the Licencee and the books and records of any corporation or partnership which is a shareholder of Licencee, to the extent that such books and records relate to the business carried on pursuant to this Agreement. Licencee shall fully co-operate with representatives of the Company and the independent accountants hired by the Company to conduct any such inspection or audit. If any such inspection or audit shall disclose the understatement of amounts owing by the Licencee to the Company for any period, Licencee shall pay to the Company on account of such understatement. Further, if such inspection or audit is made necessary by Licencee to furnish reports, financial statements, tax returns or any other documentation or information as herein provided, or if an understatement of amounts owing to the Company for any period is determined by any such inspection or audit to be greater than five percent (5%), the Licencee shall promptly reimburse the Company for the cost of such inspection or audit including the reasonable charges of any independent chartered accountant or certified general accountant and the travel expenses, room and board of any employees or agents of the Company incurred in such inspection, without prejudice to any other rights which the Company may have in the circumstances, if the Licencee is at fault.

6.6 The statements and reports referred to in this Paragraph 6.0 shall be in such form and style and contain such details and breakdown as may reasonably be required by the Company. The Company agrees that all such statements and reports shall be held by it in strict confidence and neither such statements and reports nor any information derived therefrom shall be made available or disseminated to any third party without the prior written approval of Licencee;

6.7 As the Assignee will be a public company, its financial records will be audited by a recognized independent financial auditor.

6.8 All obligations of the Licencee set out in this Paragraph 6.0 shall become the obligations of the Assignee once the assignment anticipated herein has completed.


7.0      DUTIES AND OBLIGATIONS OF THE COMPANY

7.1 Promptly after the execution of this Agreement, the Company shall furnish Licencee with an appropriate number of copies of its Operating Manual together with any technical knowledge and experience then in use by the Company including information relating to techniques, as well as management and operational information relating to the System.

7.2 The Company shall, subject to prior agreement with respect to time and other incidental details, make available to Licencee's designated representatives a training course at the Licencee's or Assignee's facilities in the United Kingdom, or such other site in Europe that the Company shall decide, in all phases of the operation of the System including System operation, management, staff training, office procedures and cost control. All costs of the training (including instructions


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         and materials, but excluding the wages, salaries and/or other remunerations of employees of the Company providing training at the Company's premises) shall be borne by the Licencee.

7.3 The Company shall supply Licencee with periodic bulletins and information concerning various aspects of and improvement(s) to the System, including new equipment and product sources and new product development, including improvements to all aspects of the System, whenever possible and available.

8.0      DUTIES AND OBLIGATIONS OF LICENCEE

8.1      Licencee hereby covenants and agrees:

         (a) that other than the assignment anticipated in Recital C herein, it shall not sub-license, franchise or otherwise assign any part of this agreement without the prior written approval of the Company, such approval will not be unreasonably withheld nor delayed;

         (b) to, save and except for use of the Trade Marks as specifically provided herein, carry on business under its own name and enter into any contracts, banking arrangements, mortgages, security documents or other instruments or agreements solely in its own name;

         (c) Licencee acknowledges and agrees that the maintenance of the standards of quality and uniformity of the System is essential to the integrity, reputation, goodwill, success and continued public acceptance of the System and of the Trade Marks. Licencee may from time to time adapt the Operating Manual so as to reflect differences in culture, taste, conditions and business realities, provided that (i) all such changes shall have first been approved in writing by the Company, whose approval shall not be unreasonably withheld nor delayed, and (ii) notwithstanding such changes, all material contained in the Operating Manual and so adapted for use by Licencee will remain the property of the Company. In order that Licencee may benefit from new knowledge and experience acquired by the Company with regard to improved techniques, systems and operations of the System, the Company may from time to time revise the Operating Manual and Licencee agrees to adhere and to abide by all such revisions.

         (d) not to operate the System or solicit any vendors pursuant to the System outside of the Territory;

         (e) not to become involved in or use the Trade Marks for the purpose of manufacturing any products or in any venture other than operating the System in the Territory.

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 9.0     ADVERTISING AND PROMOTION

 9.1 Subject to Paragraph 9.2 hereof, Licencee shall have the right to conduct such advertising and promotions of Licencee as Licencee shall desire, in its reasonable discretion, provided that in any advertising or promotions, Licencee shall advertise and promote only in a manner that will reflect favourably on the Company, the Trade Marks, the System and the good name, goodwill and reputation thereof, and in a manner intended to develop customer confidence in the System; and Licencee will not conduct any advertising or promotion that is or may be deceptive or otherwise misleading;

 9.2 Notwithstanding the foregoing, the Company shall have the right at any time to require Licencee to submit to the Company for approval all advertising and promotions to be employed by Licencee. Upon any such request being made by the Company, Licencee shall forthwith submit such advertising and promotions to the Company and until such time as the Company shall give its written approval to the use of such advertising and promotions, which approval shall not be unreasonably withheld or delayed, Licencee shall not employ or use same.


 10.0    TRADE MARKS

 10.1 Licencee acknowledges that, other than the names "word-of-mail" and "word-of-mail.com" which shall be and remain the property of the Licencee, the Company is the owner of the Trade Marks and that, furthermore, neither this Agreement nor the operation of Licencees business will in any way give or be deemed to give the Licencee any interest in the Trade Marks except for the right to use the Trade Marks solely in the Territory in connection with the System and in accordance with the terms and conditions of this Agreement. Licencee shall not use the Trade Marks or any contraction, variation or abbreviation thereof in any manner calculated to represent that it is the owner of the Trade Marks. Neither during the Term of this Agreement nor at any time after termination hereof, shall Licencee, either directly or indirectly, dispute or contest the validity or enforceability of the Trade Marks, attempt any registration thereof anywhere in the world, or attempt to dilute the value of any goodwill attaching to the Trade Marks. Any goodwill associated with the Trade Marks of the Company shall enure exclusively to the benefit of the Company as the case may be.

 10.2 The Company acknowledges that the trade marks, trade names or domain names "word-of-mail" and "word-of-mail.com" (the "Names") are the property of the Licencee. The Licencee hereby grants to the Company the licence to use the Names anywhere other than the Territory and any additional territories in which the Company has given Licence(s) or Option(s) as set out in this Agreement.


 11.0    INDEMNIFICATION

 11.1 Licencee hereby agrees to indemnify and save the Company and Greenchip Investments PLC harmless from any and all liabilities, losses, suits, claims, demands, costs, fines and actions of






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         any kind or nature whatsoever to which the Company and/or Greenchip
         Investments PLC shall or may become liable for or suffer as a result of or in connection with or arising from Licencee's business conducted pursuant to the right and license granted under this Agreement.

 11.2 In the event that the Company and/or Greenchip Investments PLC shall be made a party to any litigation commenced by or against Licencee, Licencee shall indemnify and save the Company and/or Greenchip Investments PLC harmless against all losses, damages or claims whatsoever arising therefrom and shall pay all costs and expenses, including reasonable legal fees and expenses incurred or paid by the Company and/or Greenchip Investments PLC, in connection with such litigation. Furthermore, if it is established that Licencee has failed to substantially comply with any of the terms and conditions of this Agreement, Licencee hereby agrees to pay all costs and expenses, including reasonable legal fees that may be incurred or paid by the Company and/or Greenchip Investments PLC, in enforcing the Company's and/or and Greenchip Investments PLC's rights and remedies under this Agreement, in the event that the Licencee is at fault.

 11.3    The parties hereto agree that the obligations set out in Paragraphs
         11.1 and 11.2 above are only with respect to any Business carried on prior to the assignment of this Agreement to the Assignee. By accepting the assignment of the Licence granted under this Agreement, the Assignee will become liable for all the obligations of the Licencee set out in this Agreement including those set out in Paragraphs 11.1 and 11.2 above with respect to any Business carried on after the said assignment.


 12.0    TERMINATION

 12.1 This Agreement shall terminate upon the expiration of the Term set out above subject to earlier termination for cause as set out in paragraph
         12.2 below.

 12.2 In addition to paragraph 12.1 above, the Company shall have the right at any time to terminate this Agreement and the right and license granted to Licencee forthwith and without notice, upon the happening of any one or more of the following events:

         (a) if Licencee makes any default pursuant to Paragraph 5.1 herein;

         (b) if Licencee fails or refuses to submit promptly the financial information that the Company requires of Licencee in accordance with the terms of this Agreement and such default shall continue for a period of Thirty (30) days after written notice thereof has been given by the Company to Licencee;

         (c) if Licencee shall intentionally underreport monies payable to the Company under the terms of this Agreement or falsify other relevant financial information;


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         (d)      if Licencee ceases to carry on business, or takes any action to liquidate its assets, or stops making payments in the usual course of business, provided that the foregoing shall not be construed so as to prohibit a bona fide reorganization of Licencee;

         (e) if Licencee makes an assignment for the benefit of creditors, or a petition is filed against and is consented to by Licencee, or such petition is not dismissed within Thirty
                  (30) days, or Licencee is adjudicated bankrupt, or if Licencee makes a proposal to its creditors;

         (f) if a custodian, receiver, manager or any other person with like powers shall be appointed to take charge of and liquidate all or any part of Licencee's undertaking, business, property or assets, or if an order shall be made or resolution passed for the winding up or the liquidation of Licencee or if Licencee adopts or takes any corporate proceedings for its dissolution or liquidation or if the real or personal property of Licencee shall be sold after seizure thereof by any sheriff, bailiff or any other offer of justice;

         (g) if Licencee should fail to comply with any other material requirement or obligation imposed upon Licencee by this Agreement and such default shall not be cured within Thirty
                  (30) days after receipt of written notice to cure from the Company, or if Licencee does not take and diligently pursue reasonable steps to cure such default if such default be of such a nature that more than Thirty (30) days are required for performance;

         (h) if Licencee has knowingly misrepresented any material fact to the Company concerning Licencee, Licencee's financial position, business activities or performance of this Agreement. "Knowingly misrepresented" means that Licencee made a representation to Company which Licencee knew was not true or accurate or which Licencee should have known was not true or accurate.

12.3 The Licencee may surrender to the Company the Licence granted by this Agreement by giving three months notice in writing to the Company.

12.4 Upon termination of this Agreement by the Company or surrender of the Licence by the Licencee, the Licencee shall pay to the Company any unpaid royalty owing up to the date of such termination or surrender and shall have no further obligation whatsoever to the Company.

13.0     NONDISCLOSURE AND NONCOMPETE

13.1 The Company may furnish Licencee with confidential information relating to the business of the Company and it is understood and agreed that the disclosure of such information may be detrimental to the interests of the Company. Licencee will keep any and all confidential information completely confidential and will not disclose same to any person, partnership or company without the Company's prior written permission. This obligation shall survive the termination of this Agreement and Licencee shall within Seven (7) days of the written notice of the Company return all copies of any written confidential information in Licencee's possession. The covenants contained in this paragraph 13.1 will not apply to confidential information which


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         is in the public domain prior to the time it is disclosed by Licencee or which is previously known to the third party to which it is being divulged.

13.2 Licencee hereby covenants and agrees that for a period of Two (2) years after (i) the end of the term of this Agreement, or (ii) after the date of termination of this Agreement pursuant to the terms and conditions of this Agreement, whichever is the sooner, Licencee shall not, directly or indirectly, participate in any way in operating a business venture which is the same as the business of the Company in any territory which the Company is operating the System.


14.0     ARBITRATION

14.1 Any dispute, difference or question which may arise at any time hereinafter between the Company and Licencee, touching on the true construction of this Agreement and the respective rights and obligations of the parties hereto to the other shall be referred to and settled by binding arbitration under the International Chamber of Commerce Arbitration Rules. No arbitration shall be commenced until the aggrieved party shall send to the other party a written notice describing the problem and stating a proposed solution ("Settlement Notice"). For Thirty (30) days after the sending of the Settlement Notice, the parties shall try to settle the dispute in good faith. During this Thirty (30) day settlement period, each party shall send to the other an additional written notice with further proposal for resolving the dispute and responding in detail to the last proposal of the other party. The contents of the Settlement Notice and of all discussions and writings during the Thirty (30) day settlement period shall be without prejudice and shall be privileged as settlement discussion and may not be used in any legal proceedings or arbitration. The place of arbitration shall be London, England. One impartial arbitrator shall be appointed. Judgement on the Arbitral award may be entered in any court having jurisdiction. The parties hereby waive all defences as to personal jurisdiction, venue and sovereign immunity from attachment, exception and jurisdiction in any proceeding to confirm or enforce the award. The party who brings any proceeding to enforce the award and prevails shall be paid its full costs and attorney fees by the other party. The laws of the United Kingdom shall govern all issues during the arbitration. The decision of the Arbitrator shall be final and binding on the parties herein.


15.0     NO PARTNERSHIP OR AGENCY RELATIONSHIP

15.1 This Agreement does not constitute the Licencee as a partner or an agent of the Company for any purpose whatsoever.


16.0     BUSINESS AND OPERATIONS OF THE ASSIGNEE

16.1 The Company and the Licencee acknowledge and agree that it is their mutual intention to jointly carry on the Business through the Assignee. They further acknowledge and agree that they will use all of their resources to the best of their abilities to further the success of the Business as carried on by the Assignee.

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16.2     The Company and the Licencee agree that both the Company and Greenchip
         Investments PLC shall have representation on the board of directors of the Assignee proportional to their respective shareholdings, and that the Company and Greenchip Investments PLC agree to vote their respective shares for each others nominees to the board of directors.

16.3 The Company and Greenchip Investments PLC acknowledge and agree that, once they have each received 25% and 50% respectively of the issued and outstanding shares in the capital of the Assignee as anticipated herein, any issuances to either party of additional shares from the treasury of the Assignee shall only be made with the approval of both the Company and Greenchip Investments PLC.

17.0     OPTION

17.1 The Company hereby grants to the Licencee the Option attached to this Agreement as Appendix A.

18.0     DISCLOSURE BY COMPANY, CROSS LICENCE BY LICENCEE

18.1 The Company will at all times and from time to time make complete and full disclosure to the Licencee of all the aspects of the System including related technology and software which Licencee requires in order to adequately operate and market the System and shall promptly identify and label and of the Company's improvements and additions to the System. The Licencee shall be entitled to use and exploit the Company's improvements and additions which will be included within the definition of the System used in the Business.

18.2 The Licencee will at all times and from time to time make complete and full disclosure to the Company of all improvements and additions to the System and which relate to the Business which are acquired or developed by the Licencee ("Licencee's Improvements"). The Licencee agrees that all Licencee's Improvements are deemed to be made or acquired by the Licencee as agent and trustee for the Company and all Licencee's Improvements shall form part of the System and shall be the property of the Company. The Licencee shall be entitled to use and exploit such Licencee's Improvements in the Business during the continuance of this Agreement.

19.0     GENERAL

19.1 This Agreement contains the entire agreement of the parties hereto and replaces any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements or understandings, oral or written, between the parties hereto or with any third parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein, and this Agreement, or any part thereof, can only be modified by a written instrument executed by all of the parties hereto.

19.2 Any provision of this Agreement which is declared unlawful or unenforceable by a Court of competent jurisdiction shall not affect any other provision herein.

19.3 A waiver or breach of any provision of this Agreement shall not constitute a waiver or breach of any other provision and the balance of the Agreement shall remain in full force and effect.

19.4 This Agreement shall be binding and enure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

19.5 This Agreement shall be governed by and be interpreted in accordance with the laws of the United Kingdom.

19.6 Except as herein provided, this Agreement shall not be assigned by Licencee or otherwise amended, changed or modified or any provision thereof waived or discharged except by the written consent of the parties hereto.


20.0     NOTICES

20.1 Notice shall be deemed given upon receipt of the Notice in writing by the recipient via registered mail to the recipient's principal place of business.


IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first written above.



MEGACHAIN.COM LTD.                                GREENCHIP INVESTMENTS PLC.



Per: /s/ Tom Lavin                                Per: /s/ Ian H. Burne
    ------------------------                          ----------------------
     Tom Lavin                                         Ian H. Burne
     President and CEO                                 Director